Exhibit 3.1

CORE UNIVERSITY LIVING REAL ESTATE INCOME TRUST

CERTIFICATE OF TRUST

THIS IS TO CERTIFY THAT:

FIRST: The undersigned trustee does hereby form a statutory trust pursuant to the laws of the State of Maryland.

SECOND: The name of the statutory trust (the “Trust”) is:

Core University Living Real Estate Income Trust

THIRD: The address of the Trust’s principal office in the State of Maryland is c/o The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville Timonium, Maryland 21093.

FOURTH: The name and business address of the Trust’s resident agent are The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville Timonium, Maryland 21093.

The undersigned, being the sole trustee of the Trust, acknowledges under the penalties of perjury that, to the best of the undersigned’s knowledge and belief, the facts stated herein are true.

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IN WITNESS WHEREOF, the undersigned trustee has signed this Certificate of Trust this 21st day of January, 2026.

/s/ Adam Grant
Name: Adam Grant
Title: Trustee

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